Case 8:01-cv-01504-MJG	Document 842	Filed 03/31/2009	Page 1 of 2

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF MARYLAND

STAR SCIENTIFIC, INC.	*

Plaintiff	*

vs.	*	CIVIL ACTION NO. MJG-01-1504
(Consolidated with MJG-02-2504)

R.J. REYNOLDS TOBACCO COMPANY, et al.	*

Defendants	*

* * * *	*	* * * *

MARCH 20 PROCEDURAL ORDER

For the reasons stated on the record of proceedings held in this matter on March 20:

1.	Phillip Morris USA Inc.’s Motion to Reconsider and/or Vacate [Document 801] is DENIED AS MOOT.

2.	Defendants’ Motion to Continue the Trial Date [Document 825] is DENIED.

3.	By April 27, any objections to deposition designations shall be filed to which responses shall be filed by May 4.

4.	By May 4, any objections to trial exhibits shall be filed to which responses shall be filed by May 11.

5.	Defendants’ Motion in Limine to Preclude Star from Relying on the 1998 Honeycutt Memorandum [Document 601] is DENIED AS MOOT.

a.	This action is taken in view of Plaintiff’s stated intention not to present the document.

b.	Plaintiff may seek leave to introduce the document not more than 21 days prior to trial.

Case 8:01-cv-01504-MJG	Document 842	Filed 03/31/2009	Page 2 of 2

6.	A hearing shall be held on all pending motions, followed by a case planning conference as may be needed on Friday, April 17 commencing at 10:00 a.m.

SO ORDERED, on Wednesday, March 25, 2009.

/s/
Marvin J. Garbis
United States District Judge

2